                                                                      EXHIBIT 11

                            ATRIA COMMUNITIES, INC.
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                1997     1996
                                                               -------  -------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
Net income...................................................  $ 1,578  $ 1,166
                                                               =======  =======

Shares used in the computation (a):
  Weighted average common shares outstanding.................   15,830   10,095
  Dilutive effect of common stock equivalents................      157        -
                                                               -------  -------
  Shares used in computing earnings per common and common
    equivalent share.........................................   15,987   10,095
                                                               =======  =======

Primary earnings per common and common equivalent share (a)..  $  0.10  $  0.11
                                                               =======  =======

FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
Net income...................................................  $ 1,578  $ 1,166
                                                               =======  =======

Shares used in the computation (a):
  Weighted average common shares outstanding.................   15,830   10,095
  Dilutive effect of common stock equivalents................      157        -
                                                               -------  -------
  Shares used in computing earnings per common and common
    equivalent share.........................................   15,987   10,095
                                                               =======  =======

Fully diluted earnings per common and common
  equivalent share (a).......................................  $  0.10  $  0.11
                                                               =======  =======
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(a)  Share and per share amounts for periods prior to the IPO are presented on a pro forma basis.